Exhibit 4.04(b)

FIRST AMENDMENT TO CREDIT AGREEMENT

(Commitment Increase, Extension of Maturity Date, and

Amendment To Credit Agreement)

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of December 14, 2005 (the “Increase and Amendment Effective Date”), among EQUITABLE RESOURCES, INC., a Pennsylvania corporation, as borrower (the “Borrower”), the financial institutions parties to the Credit Agreement hereinafter referenced (collectively, the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), a letter of credit issuer, and swing line lender, and JPMORGAN CHASE BANK, N.A., as syndication agent and an L/C Issuer.

WHEREAS, the Borrower, the Lenders, the Administrative Agent, and the other agents named therein are parties to that certain Credit Agreement dated as of August 11, 2005 (the “Credit Agreement”); and

WHEREAS, the Borrower has elected to increase the Commitments pursuant to Section 2.15 of the Credit Agreement; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended to increase the Letter of Credit Sublimit to $1,000,000,000, and that Section 2.15 of the Credit Agreement be amended to permit an additional one-time increase in the Commitments in the future up to $1,500,000,000; and

WHEREAS, the Borrower has obtained the regulatory approvals required for extension of the Stated Maturity Date to August 10, 2010, and on the Increase and Amendment Effective Date the Borrower will deliver the remaining documentation required pursuant to Section 2.14(a) of the Credit Agreement as a condition to such extension.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.           Definitions. Unless otherwise defined in this Amendment, terms used in this Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment.

SECTION 2.           Extension of Stated Maturity Date Pursuant to Section 2.14 of the Credit Agreement. Effective as of the Increase and Amendment Effective Date, the Stated Maturity Date is extended to August 10, 2010. Notice by the Administrative Agent pursuant to Section 5(c) of this Amendment shall constitute notice of the extension of the Stated Maturity Date as required by the last sentence of Section 2.14(a) of the Credit Agreement.

SECTION 3.           Increase in Commitments Pursuant to Section 2.15 of the Credit Agreement.

(a) Effective as of the Increase and Amendment Effective Date, the aggregate amount of the Commitments is increased to $1,000,000,000 and Schedule 2.01 of the Credit Agreement (Commitments and Pro Rata Shares) is revised to read as set forth on Schedule 2.01 attached hereto.

(b)           To the extent that Section 2.15 of the Credit Agreement requires notice(s) to Lenders that are different than those that have been given in connection with this Amendment, the Lenders waive such requirements, and agree that the increase in Commitments herein described is effective and the conditions of Section 2.15 of the Credit Agreement are deemed satisfied as of the Increase and Amendment Effective Date.

SECTION 4.           Amendments to Credit Agreement. Effective as of the Increase and Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)           The definition of “L/C Issuer”  is hereby amended by deleting “$325,000,000” and inserting “$500,000,000” in lieu thereof.

(b)           The definition of “Letter of Credit Sublimit” is hereby amended by deleting “$650,000,000” and inserting “$1,000,000,000” in lieu thereof.

(c)           Section 2.15 (Increase in Commitments) is hereby amended by deleting the number “$1,000,000,000” each time that it appears and inserting “$1,500,000,000” in lieu thereof.

SECTION 5.           Conditions to Increase and Amendment Effective Date.

(a) This Amendment shall be effective on the Increase and Amendment Effective Date, subject to satisfaction of the following conditions precedent:

(i) The Administrative Agent shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals), each dated as of the Increase and Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent:

(A) counterparts of this Amendment, executed by the Borrower, the Required Lenders, and each Lender whose Commitment is hereby increased;

(B) corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower meeting the requirements of Section 2.14(a)(iii) and Section 2.15(b)(i) of the Credit Agreement;

(C)  an opinion of counsel to the Borrower (I) opining that the execution, delivery and performance of the First Amendment satisfy the matters set forth in paragraph 2 of the opinion of internal counsel attached as Exhibit E-2 to the Credit Agreement, and (II) meeting the requirements of Section 2.14(a)(ii),  Section 2.15(b)(i) and Section 2.15(b)(iv) of the Credit Agreement;

(D) a certificate of a Responsible Officer of the Borrower (I) certifying as to the matters required by Section 2.15(b)(ii) of the Credit Agreement, and (II) certifying that attached to such certificate are true and correct copies of the Securities Certificate registered with the Pennsylvania Public Utility Commission and the Order of the Pennsylvania Public Utility Commission approving the Borrower’s incurring indebtedness under the Credit Agreement in the amount of $1,000,000,000 and with a maturity date of the August 10, 2010; and

(E) to the extent requested by any Lender, a Note in a maximum principal amount equal to such Lender’s Commitment, which Note shall be a renewal and replacement of, and shall be given in substitution and exchange for, but not in payment of, those Notes held by such Lender prior to the date hereof.

(b) The Borrower shall have paid all fees and expenses that are required to be paid as of the Increase and Amendment Effective Date.

(c) The Administrative Agent shall notify the Borrower and the Lenders when it has received the documents required by this Section 5 as a condition to the Increase and Amendment Effective Date.

SECTION 6.           Acknowledgment and Ratification. The Borrower agrees and acknowledges that the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of the Borrower under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 7.           Borrower’s Representations and Warranties. The Borrower represents and warrants to the Lenders (with the knowledge and intent that the Lenders are relying upon the same in entering into this Amendment) that as of the Increase and Amendment Effective Date and as of the date of its execution of this Amendment, before and after giving effect to the increase in Commitments described herein, that:

(a)           (i) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such earlier date, and (ii) no Default or Event of Default exists;

(b)           the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not and will not contravene the terms of any of the Borrower’s organizational documents or any Law or any indenture or loan or credit agreement or any other material agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its properties are subject;

(c)           no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other person are necessary for the execution, delivery or performance by the Borrower of this Amendment or for the validity or enforceability thereof, or for the borrowing by the Borrower of the full amount of the Commitments as increased hereby, other than routine informational filings with the SEC and/or other Governmental Authorities; and

(d)           this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

SECTION 8.           Administrative Agent, L/C Issuers and Lenders Make No Representations or Warranties. None of the Administrative Agent, the L/C Issuers, nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

SECTION 9.           Payment of Attorney Costs. The Borrower agrees to pay the reasonable Attorney Costs of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and any other documents executed by the Borrower in connection herewith.

SECTION 10.         Effect of Amendment.

(a)           This Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this Amendment. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall be read and construed as one instrument.

(b)           From and after the Increase and Amendment Effective Date, (i) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, and (ii) each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to “$650,000,000” shall be deemed to be and shall be a reference to “$1,000,000,000”.

SECTION 11.         Miscellaneous. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by facsimile transmission of the relevant signature pages hereof and thereof, as applicable. This Amendment shall be a “Loan Document” as defined in the Credit Agreement.

SECTION 0.           Entire Agreement. THE CREDIT AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

EQUITABLE RESOURCES, INC.

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Vice President, CFO and Treasurer

[Signature Page to First Amendment to
Equitable Resources, Inc. Revolving Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer, and Swing Line Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.
as a Lender and an L/C Issuer

By:	/s/ Charles Kingswell-Smith
Name:	Charles Kingswell-Smith
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY,
as a Lender and Co-Documentation Agent

By:	/s/ Kelton Glasscock
Name:	Kelton Glasscock
Title:	Vice-President & Manager

CITIBANK, N.A.,
as a Lender and Co-Documentation Agent

By:	/s/ Robert J. Harrity, Jr.
Name:	Robert J. Harrity, Jr.
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION
as a Lender and Co-Documentation Agent

By:	/s/ Thomas A. Majeski
Name:	Thomas A. Majeski
Title:	Vice President

BARCLAYS BANK PLC,
as a Lender

By:	/s/ David Barton
Name:	David Barton
Title:	Associate Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

By:	/s/ Rainer Meier
Name:	Rainer Meier
Title:	Assistant Vice President

HARRIS NESBITT FINANCING, INC.,
as a Lender

By:	/s/ Cahal Carmody
Name:	Cahal Carmody
Title:	Vice President

MELLON BANK, N.A.,
as a Lender

By:	/s/ Mark W. Rogers
Name:	Mark W. Rogers
Title:	Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ Kelley Brandenburg
Name:	Kelley Brandenburg
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Paul Pritchett
Name:	Paul Pritchett
Title:	Assistant Vice President

BNP PARIBAS,
as a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Vice President

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Vice President

FIFTH THIRD BANK,
as a Lender

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA SHARES

Institution	Allocation	Percentage
Bank of America, N.A.	$107,500,000	10.750000000%
JPMorgan Chase Bank, N.A.	$107,500,000	10.750000000%
The Bank of Tokyo-Mitsubishi, Ltd.	$90,000,000	9.000000000%
Citibank, N.A.	$90,000,000	9.000000000%
PNC Bank, National Association	$90,000,000	9.000000000%
Barclays Bank PLC	$77,500,000	7.750000000%
Deutsche Bank AG New York Branch	$77,500,000	7.750000000%
SunTrust Bank	$77,500,000	7.750000000%
Wachovia Bank, National Association	$77,500,000	7.750000000%
BNP Paribas	$50,000,000	5.000000000%
Mellon Bank, N.A.	$50,000,000	5.000000000%
Harris Nesbitt Financing, Inc.	$45,000,000	4.500000000%
Fifth Third Bank	$35,000,000	3.500000000%
The Bank of New York	$25,000,000	2.500000000%

Total Commitments	$1,000,000,000	100.000000000%

[Signature Page to First Amendment to

Equitable Resources, Inc. Revolving Credit Agreement]